Exhibit 99.2

Oragenics, Inc. Announces Changes in Management Team and Board of Directors

For Immediate Release

Tampa, FL (February 7, 2011) – Florida-based biopharmaceutical company Oragenics, Inc. (OTCBB: ORNI, www.oragenics.com) has announced that on Friday, February 4, 2011, Dr. Frederick Telling was elected Chairman of the Board of Directors of Oragenics, Inc. The Board of Directors believes that Dr. Telling’s long professional experience in the pharmaceutical industry will provide the Company with important guidance and support.

Dr. Telling succeeds Christine Koski, who has served as Chairperson since July 2, 2009, and will remain on the Board. Ms. Koski, who recently became CEO of the operational visibility and scheduling software company nMetric, LLC, stated “I am pleased to have been a part of the Company’s development to the point that has justified an industry professional such as Dr. Telling to take this interest in its future.”

Prior to Dr. Telling’s election as Chairman of the Board, David Hirsch, resigned from the company as Chief Executive Officer, President and director of Oragenics, Inc. effective Friday, February 4, 2011 to pursue other opportunities. Mr. Hirsch initiated this change, and leaves the company on amicable terms.

The vacancy created by Mr. Hirsch’s resignation will be filled by Brian Bohunicky during the interim before a new CEO is hired. Mr. Bohunicky, the company’s current CFO, will serve as the company’s lead executive. During this period, the Board of Directors will provide direction to the company, with Robert Koski acting as its liaison with management. The Board of Directors has begun the process of finding a permanent successor to Mr. Hirsch.

After his resignation, Mr. Hirsch stated “I am very proud of my service to the Company. I remain optimistic about the Company’s future, and wish it continued success.” Speaking for the Board of Directors, Dr. Telling stated: “David navigated the Company through an extremely difficult period in its history, and has positioned the Company well for its growth in the future. I am certain that Mr. Hirsch will be successful in his future endeavors.”

About Oragenics, Inc.

Oragenics is a biopharmaceutical company focused primarily on oral health products and novel antibiotics. Within oral health, Oragenics is commercializing its oral probiotic product, ProBiora3®, and developing its pharmaceutical product candidate, SMaRT Replacement Therapy™. Within antibiotics, Oragenics is developing a pharmaceutical candidate, MU1140-S™ and intends to use its patented, novel organic DPOLT™ platform to create additional antibiotics for therapeutic use.

Safe Harbor Statement: Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that reflect the Company’s current views with respect to future events and financial performance. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to (i) the actual suitability of ProBiora3® for inclusion in other products, and (ii) our ability to successfully incorporate ProBiora3® into other products, as well as those set forth in our most recently filed annual report on Form 10-K and quarterly report on Form 10-Q, and other factors detailed from time to time in filings with the U.S. Securities and Exchange Commission. We expressly disclaim any responsibility to update forward-looking statements.

MEDIA CONTACT: For more information about Oragenics’ oral care probiotics, visit www.oragenics.com. To schedule an interview with Dr. Hillman, contact Jennifer Zimmons at (212) 317-1400 / jzimmons@cooperglobalcommunications.com.